Exhibit 99.1
WCA Waste Corporation Completes Acquisition of
Transfer Station and Three Hauling Operations
from Emerald Waste
HOUSTON, March 1, 2011 (GLOBE NEWSWIRE) — WCA Waste Corporation (Nasdaq: WCAA) announced today that it has completed the acquisition of certain assets of Emerald Waste Services. The assets include one transfer station and three hauling operations located in central Florida consisting of 117 residential, commercial and roll-off routes servicing seven counties and 113,500 customers in the Gainesville, Orange City and Daytona Beach market areas. The assets being acquired generate approximately $30 million in annual revenue and consist of 220 employees.
Upon the completion of the conditions to closing relating to the Emerald Central Florida Operations, WCA and Emerald agreed to close the purchase and sale of Emerald’s Central Florida assets and entities. WCA and Emerald will continue to evaluate a MacLand transaction relating to the two Emerald landfills located in Mississippi.
WCA has identified further growth opportunities within these market areas including numerous hauling contracts that will be up for bid over the next several years in the central Florida market.
Tom J. Fatjo, Jr., Chairman and Chief Executive Officer stated. “We are excited about the acquisition and the opportunities for growth in these market areas. We remain focused on growing WCA by acquiring tuck-in operations in our existing markets, and acquiring companies in new markets. We are actively pursuing other acquisition candidates and hope to announce additional transactions in the near future.”
RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “should,” “outlook,” “project,” “intend,” “seek,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “continue,” or “opportunity,” the negatives of these words, or similar words or expressions. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
We are subject to a number of risks with respect to our acquisition activities generally, and the proposed acquisition of the Emerald Waste assets, including the following: we may be unsuccessful in efficiently integrating the combined operations of our company and the Emerald Waste assets that we acquired;. cash expenditures and capital commitments associated with our acquisition of

Emerald Waste’s Central Florida operations may create significant liquidity and cash flow risks for us, and we may incur substantial debt in order to satisfy our obligations; if we are unable to identify and successfully acquire and integrate additional waste collection operations in the Central Florida markets that enable us to leverage the acquisition of the collection operations and the transfer station, the long-term benefits of the acquisition could be diminished; as shares of our common stock issued in the Emerald Waste acquisition become eligible for resale (which is not earlier than 6 months from the closing date), our stock price may suffer a significant decline as a result of the dilution caused by the increase in the number of our shares sold in the public market or market perception that the increased number of our shares available for sale will exceed the demand for our common stock. Furthermore, we may not be successful in identifying and consummating additional acquisition candidates and any acquisitions we make may not be successful.
Our results will be subject to a number of operational and other risks, including the following: general economic conditions may impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.
We describe these and other risks in greater detail in the sections entitled “Risk Factors” and “—Cautionary Statement about Forward-Looking Statements” included in our Form 10-K for the year ended December 31, 2009, to which we refer you for additional information.
Questions and other inquiries may be directed to Tommy Fatjo.
Contact: WCA Waste Corporation (NASDAQ: WCAA)
Houston, Texas
Tommy Fatjo, 713-292-2400